UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

KID BRANDS, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On August 16, 2011, Kid Brands, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other things, financial results for the quarter ended June 30, 2011. Attached hereto as Exhibit 99.1 is a copy of the Release.

The Release includes disclosure of certain financial measures for each of the three-month period ended June 30, 2011 (“Q2 2011”) and the six-month period ended June 30, 2011 (the “2011 YTD Period”), presented both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis. In particular, “Adjusted net income” and “Adjusted net income per diluted share” for each of Q2 2011 and the 2011 YTD Period non-GAAP financial measures.

In Q2 2011, the Company recorded: (i) a non-cash income tax provision of $4.4 million on pre-tax income of $0.4 million, which provision was negatively impacted primarily by two discrete items: (x) a $3.6 million change in valuation allowance against deferred tax assets associated with the Company’s sale of its former gift business (the “Gift Sale”) to The Russ Companies, Inc. (“TRC”), in light of TRC’s bankruptcy; and (y) a $0.6 million adjustment to a state deferred tax asset as a result of the enactment of a single sales factor in New Jersey; (ii) a $2.2 million accrual related to anticipated customs duty payment requirements (relating to the period from August 2006 through June 2011) for Kids Line and CoCaLo resulting from a recently initiated and ongoing review of customs compliance practices at our operating subsidiaries; (iii) a $1.1 million accrual for potential liabilities to the landlord under a previously disclosed lease assigned to TRC in connection with the Gift Sale; (iv) $0.7 million of costs incurred in connection with the Company’s internal investigation of LaJobi import activities and Asia staffing practices and related litigation and other costs; (v) costs of approximately $0.7 million related to implementation of new crib safety standards and related remediation efforts to bring certain LaJobi cribs into compliance with such standards; (vi) $0.2 million of interest expense on anticipated customs duty payment requirements; and (vii) $2.0 million taken into income by reducing the valuation allowance previously recorded in June 2009 against the note receivable from the Gift Sale (collectively, the “Q2 2011 Charges”).

In the three month period ended March 31, 2011 (“Q1 2011”), the Company recorded: (i) $2.4 million of LaJobi investigative costs; (ii) a $0.3 million accrual for additional anticipated LaJobi import duties; and (iii) $0.2 million of costs incurred in connection with the customs matters at LaJobi, including interest on additional anticipated import duties and fees associated with the Q1 2011 amendment to the Company’s credit agreement (collectively, the “Q1 2011 Charges”).

Adjusted net income is defined as net (loss)/income, plus/minus certain items, after giving effect to an assumed tax impact of such items. Adjusted net income and Adjusted net income per diluted share for Q2 2011 exclude the Q2 2011 Charges, and adjusted net income and adjusted net income per diluted share for the 2011 YTD Period exclude the Q2 2011 Charges and the Q1 2011 Charges, and in each case give effect to the related tax benefits associated therewith by applying an assumed 39% effective tax rate. In addition, adjusted net income per diluted share for Q2 2011 and the 2011 YTD Period also include an adjustment to reflect the weighted-average dilutive effect of certain shares underlying in-the-money stock appreciation rights (such shares were excluded from the weighted-average diluted share calculation used to determine net loss per diluted share, as reported for such periods, because the Company was in a net loss position for such periods, and the inclusion of such shares would have been anti-dilutive). In the computation of adjusted net income per diluted share for Q2 2011 and the 2011 YTD Period, however, such shares were included.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, we believe that the non-GAAP measures presented in this release are useful to investors as they enable the Company and its investors to evaluate and compare our results from operations and cash resources generated from our business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provide an analysis of operating results using the same measures used by our chief operating decision makers to measure our performance. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. As a result, the non-GAAP financial measures presented by us in the Release may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to the Release.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1    Press Release of Kid Brands, Inc., dated August 16, 2011, announcing, among other things, financial results for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011		KID BRANDS, INC.
	By:	/s/ Marc S. Goldfarb

Marc S. Goldfarb Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kid Brands, Inc., dated August 16, 2011, announcing, among other things, financial results for the quarter ended June 30, 2011.